THE GILLETTE COMPANY                                                  EXHIBIT 23
GLOBAL EMPLOYEE STOCK OWNERSHIP PLAN
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                        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The Administrative Committee
The Gillette Company Global Employee
     Stock Ownership Plan


We consent to the incorporation by reference in the registration statement (No. 333-128859) on Form S-8 of The Gillette Company Global Employee Stock Ownership Plan of our report dated March 24, 2006, with respect to the statements of net assets available for plan benefits of The Gillette Company Global Employee Stock Ownership Plan as of December 31, 2005, and the related statements of changes in net assets available for plan benefits for the year then ended, which report appears in the December 31, 2005 annual report on Form 11-K of The Gillette Company Global Employee Stock Ownership Plan.


/s/PLANTE & MORAN, PLLC

Southfield, Michigan
April 13, 2006